Exhibit 1


                            JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G/A filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock of America West Holdings Corporation is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated:  May 10, 2005


Highbridge International LLC

By:  /s/  Howard Feitelberg
    -------------------------------------
     Howard Feitelberg, Director



Highbridge Capital Corporation

By:  /s/  Howard Feitelberg
    -------------------------------------
     Howard Feitelberg, Controller



Highbridge Capital Management, LLC

By:  /s/  Carolyn Rubin
    -------------------------------------
    Carolyn Rubin, Deputy General Counsel



Highbridge Master L.P.
By:  Highbridge GP, Ltd.

By:  /s/  Clive Harris
    -------------------------------------
    Clive Harris, Director



Highbridge Capital L.P.
By:  Highbridge GP, LLC

By:  /s/  Clive Harris
    -------------------------------------
    Clive Harris, Director



Highbridge GP, Ltd.

By:  /s/  Clive Harris
    -------------------------------------
    Clive Harris, Director



Highbridge GP, LLC

By:  /s/  Clive Harris
    -------------------------------------
    Clive Harris, Director



/s/  Glenn Dubin
-------------------------------------
Glenn Dubin



/s/  Henry Swieca
-------------------------------------
Henry Swieca